AMENDMENT NO. 1

TO THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF

TRUST OF SHORT-TERM INVESTMENTS TRUST

This Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of Short-Term Investments Trust (the “Trust”) amends, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective April 24, 2023, the Trust desires to amend the Agreement to remove Invesco Tax-Free Cash Reserve Portfolio;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of 7/2/2025.

By:	/s/ Melanie Ringold
Names:	Melanie Ringold
Title:	Secretary, Senior Vice President and Chief Legal Officer

“EXHIBIT 1

SCHEDULE A

SHORT-TERM INVESTMENTS TRUST

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco Government & Agency Portfolio	Cash Management Class CAVU Securities Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Treasury Obligations Portfolio	Cash Management Class CAVU Securities Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Liquid Assets Portfolio	Cash Management Class CAVU Securities Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco STIC Prime Portfolio	Cash Management Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class

Invesco Treasury Portfolio	Cash Management Class CAVU Securities Class Corporate Class Institutional Class Personal Investment Class Private Investment Class Reserve Class Resource Class